Exhibit 99.1

GlycoGenesys, Inc. Achieves Compliance with Nasdaq Listing Requirement

BOSTON—(BUSINESS WIRE)—September 26, 2003—GlycoGenesys, Inc. (NASDAQ:GLGS), a biotechnology company developing novel drug candidates primarily based on glycobiology, today announced that it received notification from Nasdaq that the Company has regained compliance with the minimum bid price requirement for the Nasdaq SmallCap Market. Under its listing standards, Nasdaq requires companies to maintain a bid price at or above $1.00. The Company regained compliance by maintaining a closing bid price above $1.00 for at least 10 consecutive trading days.

GlycoGenesys, Inc.

GlycoGenesys is a biotechnology company that develops and licenses products based on glycobiology. The Company’s human therapeutic product GCS-100, a unique compound to treat cancer, has been evaluated in Phase II(a) human clinical trials for both colorectal and pancreatic cancers. In February 2002, the Company initiated a Phase I dose escalation trial of GCS-100 up to 80 mg/m2 at Sharp Clinical Oncology Research in San Diego, California. In the area of agriculture, GlycoGenesys continues to seek strategic alternatives for Elexa- 4(R) Plant Defense Booster. Further information is available on GlycoGenesys’ web site: www.glycogenesys.com.

Safe Harbor Statement

Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including, but not limited to, risks of product development (such as failure to demonstrate efficacy or safety), risk related to FDA and other regulatory procedures, market acceptance risks, the impact of competitive products and pricing, the results of current and future licensing, joint ventures and other collaborative relationships, the results of financing efforts, developments regarding intellectual property rights and litigation, and other risks identified in the Company’s Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:

GlycoGenesys, Inc.

Senior Vice President and CFO

John W. Burns

617-422-0674

GlycoGenesys, Inc.

VP of Business Development

Rick Pierce

617-422-0674

www.glycogenesys.com